UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 8, 2015

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	47-1053457 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On December 8, 2015, at approximately 10:00 a.m. Pacific Time, Hemi Zucker, Chief Executive Officer of j2 Global, Inc. (the “Company”), R. Scott Turicchi, the President and Chief Financial Officer of the Company, and Vivek Shah, Chief Executive Officer of Ziff Davis, LLC, the Company’s subsidiary, will be presenting at the UBS 43rd Annual Global Media and Communications Conference.  A Webcast of the presentation will be available at https://cc.talkpoint.com/ubsx001/120715a_ae/?entity=47_FNY5K6K.

As part of the presentation, the Company is reaffirming its previously issued financial estimates for fiscal 2015 of revenues between $690 and $724 million and Adjusted Non-GAAP earnings per diluted share of between $3.73 and $4.13.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in such statements.  Such forward-looking statements are based on management’s expectations or beliefs as of December 8, 2015.  Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond the Company’s control and are described in the Company’s Annual Report on Form 10-K filed by the Company on March 2, 2015 with the Securities and Exchange Commission (the “SEC”) and the other reports the Company files from time to time with the SEC.  The Company undertakes no obligation to revise or publicly release any updates to such statements based on future information or actual results.

Note: The information in this report is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: December 8, 2015	By:	/s/ Jeremy Rossen
Jeremy Rossen Vice President and General Counsel